exhibit 23.1

Consent of Independent Petroleum Engineers

CAWLEY, GILLESPIE &  ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reports on the reserves estimates of Triangle Petroleum Corporation (the “Company”) as of January 31, 2014, January 31, 2015,  and January 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, as well as in the notes to the financial statements included therein (the “Annual Report”).

We also consent to the incorporation by reference in the Company’s registration statements (Nos. 333-198175, 333-198174, 333-188353, and 333-175740) on Form S-8 and registration statements (Nos. 333-207348, 333-194861, 333-188354, and 333-173357) on Form S-3 of the references to our firm, in the context in which they appear, and to the information regarding our reports on reserves estimates of the Company as of January 31, 2014, January 31, 2015,  and January 31, 2016 included in the Annual Report.

Very truly yours,

W. Todd Brooker, P.E.
Senior Vice President
Cawley, Gillespie & Associates
Texas Registered Engineering Firm F-693

April 13, 2016
Austin, TX